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                    [COOPERS & LYBRAND L.L.P. LETTERHEAD]

                                                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated October 25, 1996, except for Note 9 for which the date is November 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Template Software, Inc. as of November 30, 1994 and 1995, and August 31, 1996, and for each of the three years in the period ended November 30, 1995, and for the nine month period ended August 31, 1996. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data".


                                                 /s/  COOPERS & LYBRAND L.L.P.
                                                 -----------------------------
                                                 Coopers & Lybrand L.L.P.


McLean, Virginia
November 27, 1996